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                                   EXHIBIT 11

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


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

                                                                                           Three month periods ended
                                                                                      -------------------------------------
                                                                                      March 31, 1996       March 31, 1995
                                                                                      -------------------------------------
                                                                                      (In thousands, except per share data)
Primary:
Average outstanding shares                                                                 5,880                5,818
Net effect of dilutive stock options - based on the treasury
    stock method using the average market price                                              157                  217
                                                                                        --------             --------
Totals                                                                                     6,037                6,035
                                                                                        ========             ========
Net income                                                                              $    531             $    676
                                                                                        ========             ========
Per share amount                                                                        $    .09             $    .11

Fully diluted:                                                                          ========             ========
Average shares outstanding                                                                 5,880                5,818
Net effect of dilutive stock options - based
    on the treasury stock method using
    the quarter-end market price if
    higher than the average market
    price                                                                                    163                  217
                                                                                        --------             --------
Totals                                                                                     6,043                6,035
                                                                                        ========             ========
Net income                                                                              $    531             $    676
                                                                                        ========             ========
Per share amount                                                                        $    .09             $    .11
                                                                                        ========             ========
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